Exhibit 99.6

TSS, INC. CLOSES SUBORDINATED DEBT FINANCING

Round Rock, TX – February 5, 2015 – TSS, Inc. (OTCQB: TSSI), a data center and mission critical facilities and technology services company, announced today that it has closed a subordinated debt financing in the amount of $945,000. TSS issued a subordinated promissory note under a loan agreement between TSS and MHV SPV II, LLC. The loan agreement contemplates up to $2 million in aggregate borrowings, and MHW SPV II has the exclusive right, with TSS’ consent, to provide up to $1,055,000 of additional financing through February 23, 2015, on terms described below. There is no assurance that TSS will obtain this additional financing. Peter H. Woodward, the chairman of the board of directors of TSS, is a principal of MHW Capital Management, which is the investment manager of MHW SPV II, LLC.

The promissory note is due in five years, and bears interest at a fixed rate of twelve percent (12%) per annum payable on the first day of each month, commencing on March 1, 2015. In connection with this financing, TSS issued a warrant to MHV SPV II, LLC to purchase 472,500 shares of TSS common stock for $0.50 per share, 425,250 shares of common stock for $1.00 per share, and 218,077 shares of common stock for $1.30 per share before February 3, 2020.

“The proceeds of this financing, along with improving operating performance, will provide us with additional capital for future growth” said Anthony Angelini, President and CEO of TSS. “Although our year-end audit is not complete, we are pleased with our preliminary results in the fourth quarter and the strength of our sales pipeline entering 2015. The structure of the financing announced today strengthens our balance sheet without excessive shareholder dilution, and the strike prices of the warrant indicate the optimism around our ability to increase the value of the company going forward.”

Company Contact:

TSS, Inc.

John Penver, Chief Financial Officer

Phone: (512) 310-1000

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Total Site Solutions | 110 E. Old Settler Rd, Round Rock TX 78664 | T 512.310.1000 | TotalSiteSolutions.com

Forward Looking Statements

This press release may contain "forward-looking statements" — that is, statements related to future — not past — events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

Total Site Solutions | 110 E. Old Settler Rd, Round Rock TX 78664 | T 512.310.1000 | TotalSiteSolutions.com